                                                                 Exhibit 5.1


                                  [LETTERHEAD]



                                                                January 16, 1997




Quality Food Centers, Inc.
10112 N.E. 10th Street
Bellevue, WA  98004

Dear Gentlemen and Ladies:

     We are delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Quality Food Centers, Inc. (the "Company") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 500,000 shares, par value $0.001 per share, of common stock of the Company (the "Shares"). From the aggregate, 200,000 Shares are to be offered pursuant to the terms of the Quality Food Centers, Inc. Amended and Restated 1987 Incentive Stock Option Plan and 300,000 Shares are to be offered pursuant to the Quality Food Centers, Inc. Amended and Restated 1990 Employee Stock Purchase Plan (the "Plans") to participants in the Plans (the "Participants").

     We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments relating to the authorization and issuance of the Shares, and have made such investigations of law, as we have deemed necessary and advisable.

     Based upon the foregoing and having due regard for such legal questions as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and sold by the Company and paid for by the Participants, pursuant to the terms of the Plans, will constitute duly authorized, validly issued, fully paid and nonassessable shares of common stock of the Company.

Quality Food Centers, Inc.
January 16, 1997
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to the reference to our firm in the summary of the Plans provided to the Participants.


                                        Very truly yours,



                                        BOGLE & GATES P.L.L.C.